EXHIBIT 3.7

                              KANEB SERVICES, INC.

                                     BYLAWS


                                    Article I

                                  Stockholders

         Section 1. Place of Holding Meetings: All meetings of the stockholders shall be held at the principal office of the Corporation outside of the State of Delaware, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

         Section 2. Quorum; Adjournment of Meetings: The presence in person or by proxy of stockholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum at all meetings of the stockholders unless otherwise provided by law or by the certificate of incorporation. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by vote of the stockholders holding a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote who are present in person or by proxy at such meeting, for a period not exceeding one month for any one adjournment, without any notice or call other than by announcement at the meeting of the time and place 6f the holding of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned by a like majority vote, for such time without notice or call, or upon such notice or call as may be determined by such majority vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

         Section 3. State Annual Meetings; Election of Directors: The annual meeting of stockholders for the election of directors -and the transaction of general business shall be held at ten o'clock (10:00) in the forenoon on the fourth Monday in April in each year, or on such other date as may be appropriately selected by the Board of Directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday. At each annual meeting the stockholders shall elect a board of directors, and they may transact as any other business -within the powers of the Corporation as may come before -the meeting without special notice of such business.

         Section 4. Special Meetings: Special Meetings of -the stockholders for any purpose or purposes may be called at any time in the interval between regular meetings by the President or by a majority of the board of directors, or by a majority of the executive c6mmittee, and shall be called by the President, Secretary or a director upon a request in writing therefor, stating the purpose or purposes of the meeting, delivered to the President, Secretary or such director, signed by the holders of one-fifth of all the shares outstanding and entitled to vote.

         Section 5. Notice of Stockholders Meetings: A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting, the business proposed to be transacted thereat, shall be given by the Secretary to each stockholder entitled to vote thereat by delivering such notice to him personally or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the Corporation, at least ten
(10) days prior to the meeting. No business shall be transacted at any special meeting except that referred to in the notice.

         Section 6. Voting; Elections; Inspectors; Votes by Ballot: At all meetings of stockholders, every stockholder of record of any class entitled to vote thereat shall have one vote for each share of full paid and nonassessable stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. All elections shall be had and all questions decided by a majority vote of the votes cast at a duly constituted meeting, except as otherwise provided for in these bylaws or in the certificate of incorporation or by some specific statutory provision superseding the restrictions and limitations contained in the bylaws or the certificate of incorporation.

         At any election of directors, the chairman of the meeting may, and upon the request of the holders of ten percent (l0%) of the stock present and entitled to vote at such election shall, appoint two inspectors of election who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability and shall canvass the votes and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector. The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote by ballot shall be taken upon the request of the holders of ten percent (l0%) of the stock present and entitled to vote on such election or matter.

         Section 7. Conduct of Stockholders' Meetings: The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice President or if neither the Chairman of the Board, President nor a Vice President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The order of business shall be as follows:

         (a)  calling of meeting to order
         (b) election of a chairman and the appointment of a secretary, if necessary
         (c)  presentation of proof of the due calling of the meeting
         (d)  presentation and examination of proxies
         (e)  reading and settlement of the minutes of the previous meeting
         (f)  reports of officers  and  committees
         (g) the election of directors and officers, if an annual meeting, or a meeting called for that purpose
         (h)  unfinished business
         (i)  new business
         (j)  adjournment.

         Section 8. Validity of Proxies; Ballots; Etc.: At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

         An instrument in writing signed by a stockholder and appointing a proxy may confer upon such proxy discretionary power to vote on any matter that may come before an annual meeting of the stockholders of the Company unless, with respect to a particular matter to be presented at such annual meeting of stockholders: (i) the Company receives written notice, addressed to the Company's Secretary, not less than 120 calendar days before the corresponding date of the Company's proxy statement that was released to stockholders in connection with the previous year's annual meeting, that the matter will be presented at such annual meeting (provided; however, that in the event that the Company did not hold an annual meeting during the previous year, or if the date of the annual meeting for the current year has been changed by more than 30 days from the date of the previous year's meeting, then such notice must be received by the Company in a reasonable time before the Company begins to print and mail its proxy materials); and, (ii) the Company fails to include in its proxy statement for the annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.


                                   Article II

                                    Directors

           Section 1. Election of Directors; Terms of Office: At all meetings of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Each director of the Corporation shall hold office until the next annual meeting of the stockholders and thereafter until his successor shall have been duly elected and shall have qualified, or until he shall resign or be removed in accordance with the provisions of these bylaws.

           Section 2. First Meeting: The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

           Section 3. Regular Meetings: Regular meetings of the board of directors may be held without notice at such places and times as may be fixed from time to time by resolution of the board.

           Section 4. Special Meetings; How Called; Notice: Special meetings of the board of directors may be called by the President or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four
(24) hours written or printed or telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Section 2 of Article VIII hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law, by the certificate of incorporation or in these bylaws.

          Section 5. Place of Meeting; Order of Business The directors may hold their meetings, have one or more offices, and keep the books of the corporation, outside the State of Delaware, at any office or offices of the corporation, or at any other place, as they may from time to time by resolution determine. At all meetings of the board of directors business shall be transacted in such order as shall from time to time be determined by resolution of the board.

           Section 6. Number and Quorum: The business and property of the corporation shall be conducted and managed by a board consisting of not less than five (5) nor more than sixteen (16) directors, none of whom need be a stockholder of the corporation. A majority of the members of the board of directors shall constitute a quorum for the transaction of business. The board of directors of the corporation shall initially be composed of six (6) directors, but the board may at any time be increased to not more than sixteen
(16) or decreased to not less than five(5) by the stockholders at any regular or special meeting of the stockholders1 or by the board of directors as provided in
Section 7 of this Article, provided that the number of directors constituting the board shall in no case be decreased below the number then in office except in connection with the removal of a director under the provisions of Section 9 of this Article II. A majority of the directors shall constitute a quorum for the transaction of business.

         Section 7. Increase or Decrease of Number of Directors: Any time or from time to time at a special meeting called for the purpose, the board of directors may increase the number of directors of the corporation to not more than sixteen (16) or decrease the number of directors to not less than five (5) and at any such meeting at which the board is increased, or at any subsequent special meeting called for the purpose and held prior to the next annual election, the board, by the vote of a majority of the board then in office, may fill the vacancies created by any such increase in the number of directors. The additional directors so chosen shall hold office until the next annual election and until their successors are elected and shall qualify.

         Section 8. Resignations: Any director or member of the committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified there in, and if no time be specified, at the time of its receipt by the president or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 9: Removal of Directors: At a special meeting of the stockholders called and held for such purpose; any director may; by a vote of a majority of all of the shares of stock outstanding and entitled to vote, be removed from office and another be appointed in the place of the person so removed, to serve for the remainder of his term.

         Section 10: Filling of Vacancies: Subject to the provisions of Sections 7 and 9 of this Article, if the office of any director, member of the executive committee, or other office becomes vacant, a majority of the directors in office; if more than a quorum, or if less than a quorum, then the directors in office, may appoint any qualified person to fill such vacancy, who shall hold office for the un-expired term and until his successor shall be duly chosen and shall qualify.

         Section 11. Powers of Directors: The board of directors shall exercise all of the powers of the Corporation subject to the restrictions imposed by law by the certificate of incorporation, or by these bylaws. The directors shall act only as a board and the individual directors shall have no power as such.

         Section 12. Compensation of Directors: The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section  13.   Approval  or   Ratification  of  Acts  or  Contracts  by
Stockholders: The board of directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum be present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.


                                   Article III

                                   Committees

           Section 1. Executive Committee; Designation: The board of directors, by a resolution passed by a majority of the whole board, may designate two or more of its members to constitute an executive committee, each member of which, unless otherwise determined by the board, shall continue to be a member thereof until the expiration of his term of office as a director.

           Section 2. Bowers: During the intervals between the meetings of the board of directors, the executive committee shall have, and may exercise, all the powers of the board of directors in the management of the business and affairs of the Corporation, in such manner as the executive committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the board of directors.

           All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the board of directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

           Section 3. Procedure; Meetings; Quorum: The executive committee shall choose its own chairman and secretary, shall fix its own rules of procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the executive committee or of the board of directors. At every meeting of the executive committee the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

           Section 4. Other Committees: The board of directors, by resolution passed by a majority of the whole board, may designate members of the board to constitute other committees, which shall in each case consist of such number of directors, not less than two, and shall have and may exercise such powers as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies, and to discharge any such committee.

                                   Article IV

                                    Officers

           Section 1. Officers: The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the board of directors.

         The board of directors or the executive committee may appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as they, or either of them, may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the board of directors or the executive committee. Any two offices, except those of President and Secretary may be held by the same persons.

         Section 2. President: The President shall be the chief executive officer of the Corporation. He shall have general supervision of the business, affairs and property of the Corporation, and of its officers and agents, subject, however, to the control of the board of directors and of the executive committee. He may agree upon, execute and deliver all authorized bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may execute and deliver all certificates for shares of capital stock of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation He shall annually prepare a full and true statement of the affairs of the Corporation which shall be submitted at the annual meeting of stockholders.

         Section 3. Chairman of the Board: The Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the board of directors.

         Section 4. Vice Presidents: At the request of the President, or in his absence or disability or failure to act, a Vice President shall have and perform all the duties of the President, and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President (unless otherwise provided by resolutions of the board of directors or executive committee) may execute and deliver all authorized bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, may sign all certificates for shares of capital stock of the Corporation and any warrants evidencing the right to subscribe to shares of capital stock of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the board of directors, the executive committee or by the President.

          Section 5. Treasurer: The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given, receipts and acceptances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in the books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation and whenever required by the board of directors, the executive committee or the President, he shall render a statement of his cash accounts; he may sign with the President or a Vice President any or all certificates for shares of the capital stock of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; and in general he shall perform all. of the other duties incident to the office 6f Treasurer and such other duties as may be assigned to him by the board of directors, the executive committee or the President.

          Section 6. Assistant Treasurer: At the request of the Treasurer, in his absence or disability or failure to act, an Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such 6ther duties as from time to time may be assigned to them by the President, the Treasurer, the board of directors or the executive committee.

          Section 7. The Secretary: The Secretary shall be sworn to the faithful discharge of his duties; shall keep or cause to be kept in books provided for the purpose the minutes of all meetings of the stockholders, of the board of directors and of the executive committee; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution and delivery of which on behalf of the Corporation under its seal are duly authorized in accordance with the provisions of these bylaws; shall keep a register of the post office address of each stockholder, and make all proper changes in such register, retaining and filing his authority for all such entries; may sign with the President or a Vice President any and all certificates for shares of the capital stock of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the board of directors, the executive committee, or the President.

         Section 8. Assistant Secretaries: At the request of the Secretary or in his absence or disability or fai1ure to act; an Assistant Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to, all the restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the President, the Secretary, the board of directors or the executive committee.

         Section 9. Salaries: The salaries or other compensation of the officers shall be fixed from time to time by the board of directors) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

           Section 10 Removal of Officers: Any officer may removed, either with or without cause, by the vote of a majority of the whole board of directors at a special meeting called for the purpose) or at any regular meeting of the board, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting.


                                    Article V

                                  Capital Stock


         Section 1. Certificates of Stock: Vice President shall cause to be issued one or more certificates under the seal to each stockholder of the Corporation and signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares (and, if the stock of the Corporation shall be divided into classes, the class or classes of such shares) owned by such stockholder in the Corporation; provided, however, that if any certificate shall be signed by a transfer agent, or by a transfer clerk and registrar, appointed by the board of directors for the purpose, the signatures of the officers of the Corporation on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the Office of such transfer agent or transfer agents as the board of directors or the executive committee may from time to time by resolution determine. In case any officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

          Section 2. Transfer of Shares: The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or the transfer agent for said shares of stock or to such other person as the board of directors may designate by whom such old certificates shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

         Section 3. Record Date: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 4. Dividends: The directors may declare dividends from the surplus or net profits of the Corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of surplus or net profits such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interest of the Corporation.

         Section 5. Lost or Destroyed Certificates:The board of directors or the executive committee may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.


                                   Article VI

                                 Corporate Seal

          The board of directors shall provide a corporate seal, which shall be in the form of a circle, shall include the name of the Corporation and year of its incorporation and shall otherwise be in such form as shall be approved by the board of directors.

                                   Article VII

                         Contracts, Notes, Checks, Etc.

         Section 1. Execution of Contracts: The board of directors or executive committee may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors or the executive committee or expressly authorized by these bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or other undertaking or to render it liable for the payment of money or to subject it to any other obligation.

         Section 2. Execution of Notes, Checks, Etc.: All notes, bonds or other certificates or evidence of indebtedness of the Corporation, and all checks, drafts, notes and other orders for the payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors or the executive committee.

                                  Article VIII

                            Miscellaneous Provisions

           Section 1. Fiscal Year: The fiscal year of the Corporation shall be the calendar year.

           Section 2. Notice and Waiver of Notice: The term notice as used in these bylaws shall not mean personal notice unless expressly so stated; any' notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper) addressed to the person entitled thereto at 'his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Any notice" required to be given under these bylaws may be waived by the person entitled thereto.

         Section 3. Voting upon Stocks: Unless otherwise ordered by the board of directors) or by the executive committee, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess, and may exercise any and all the rights and powers incident to the ownership of such stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The board of directors' or the executive committee, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

         Section 4.Indemnification of Officers; Directors; Employees and Agents:

         (a) Third Party Actions. To the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section or as such laws may be amended from time to time, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer; employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fine's and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Actions by or in the Right of the Corporation. To the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section or as such laws may be amended from time to time, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in any respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Determination of Conduct. The determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth in subsection (a) and (b) (unless indemnification is ordered by a court) shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (d) Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 4.

         (e) Indemnity Not Exclusive. The indemnification and advancement of expenses provided hereunder granted pursuant thereto shall not be deemed exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or 'disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided hereunder or granted pursuant hereto shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executor's and administrators of such a person.

         Section 5. Engineering Decisions in Alaska. All engineering decisions pertaining to engineering activities in the State of Alaska shall be; made by the specified registered engineer in responsible charge as designated by the board of directors, or other registered engineers under his direction or supervision.


                                   ARTICLE IX

                                   Amendments

         The board of directors shall have full power to alter, amend or repeal these bylaws or any provision thereof, or to make new bylaws, at any regular meeting as part of the general business of such meeting, or at a special meeting called for the purpose. Bylaws made, altered or amended by the board of directors may be altered, amended or repealed by the stockholders.